EXHIBIT 10.5

                            AGREEMENT
                            ---------

     THIS AGREEMENT is made and entered into as of the 14th day of April, 2000, by and between THERMOVIEW INDUSTRIES, INC., a Delaware corporation ("ThermoView") and RODNEY H. THOMAS
("Thomas").

                     PRELIMINARY STATEMENTS
                     ----------------------

     As of January 1, 1999, ThermoView acquired all of the outstanding shares of capital stock of Thomas Construction, Inc., a Missouri corporation, Castle Associates, Inc., a Missouri corporation and Showplace Home Improvements, Inc., a Missouri corporation, pursuant to a certain Stock Purchase Agreement (the "Stock Agreement"), dated December 22, 1998, between ThermoView and Thomas.

     Under the terms of the Stock Agreement, Thomas is entitled to receive post-closing earn-out payments (the "Earn-out Payments"), if earned, on December 31, 1999, December 31, 2000 and December 31, 2001. As of December 31, 1999, ThermoView owed Thomas cash payments of approximately $6,500,000.00 (the "Year One Earn-out Payment") under the terms of the Stock Agreement pursuant to the earn-out provision.

     ThermoView has paid $1,000,000.00 of the Year One Earn-out
Payment in cash to Thomas.

     ThermoView desires to make the remainder of the Year One Earn-out Payment in ThermoView 12% Cumulative Series D Preferred Stock with a stated value of $5.00 (the "Preferred Stock") in lieu of cash and Thomas desires to accept the Preferred Stock in consideration of the remainder of the Year One Earn-out Payment. The terms and conditions of the Preferred Stock are further described in the Certificate of Designation, attached hereto as EXHIBIT A and incorporated herein by reference (the "Certificate").

     NOW, THEREFORE, in consideration of these preliminary statements and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. TRANSFERS AND EXCHANGES. ThermoView hereby agrees upon execution hereof (i) to transfer to Thomas 1,113,500 shares of Preferred Stock, (ii) to effect execution of and to deliver to Thomas the amendment to Thomas' Noncompetition Agreement attached hereto as Exhibit D, the amendment to the Lease for 13397 Lakefront Drive, Earth City, Missouri attached hereto as Exhibit
E and the amendment to Furniture and Fixture Lease attached hereto as Exhibit F, (iii) to deliver to Thomas in exchange for Thomas' delivery to ThermoView of the Promissory Note attached hereto as Exhibit G and the Stock Pledge Agreement attached hereto as Exhibit H the sum of $1,500,000 in cash (by cashier's check or wire transfer per Thomas' directions), and Thomas hereby agrees to accept all of the foregoing in exchange for any and all amounts due to Thomas by ThermoView pursuant to the Year One Earn-out Payment under the Stock Agreement. The delivery of the certificate for the Preferred Stock to Thomas shall occur within fifteen (15) business days.




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     2.   REPRESENTATIONS AND WARRANTIES OF THERMOVIEW.  In order
to induce Thomas to enter into this Agreement and to accept the Preferred Stock, the Company hereby represents and warrants to Thomas that:

          2.1 ORGANIZATION AND STANDING; ARTICLES AND BYLAWS. ThermoView is duly incorporated, validly existing and in good standing under the laws of the State of Delaware. ThermoView has full corporate power and authority to own its properties and carry on its business as it is currently being conducted by ThermoView and as is currently proposed to be conducted by ThermoView. ThermoView is duly licensed or qualified to transact business as a foreign corporation and is in good standing in all other jurisdictions in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure to be so qualified will not have a material adverse effect on ThermoView.

          2.2 CORPORATE POWER AND AUTHORITY. ThermoView has full corporate power and authority to enter into this Agreement, the amendments to agreements referred to in Section 1 above and the transactions contemplated hereby, issue the Preferred Stock and carry out and perform its obligations under the terms of this Agreement and the Exhibits attached hereto.

          2.3 VALID ISSUANCE. The Preferred Stock upon receipt by Thomas will be duly authorized and validly issued, fully paid and nonassessable and owned of record and beneficially by Thomas free of any liens or encumbrances, and will have been offered, issued, sold and delivered by ThermoView in compliance with applicable federal and state securities laws, assuming the truth and accuracy of Thomas' representations and warranties set forth in Section 5 hereof.

          2.4 AUTHORIZATION; NO CONFLICTS. All corporate action on the part of ThermoView, its directors and shareholders necessary for the authorization, execution, delivery and performance by ThermoView of this Agreement and the Exhibits attached hereto, and the consummation of the transactions contemplated herein and for the authorization, offer, issuance, sale and delivery of the Preferred Stock has been taken. This Agreement is the valid and binding obligation of ThermoView, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors. The execution, delivery and performance by ThermoView of this Agreement and compliance herewith and the offer, issuance, sale and delivery of the Preferred Stock will not, assuming the truth and accuracy of the Thomas' representations and warranties set forth in Section 3 hereof, result in any violation of and will not conflict with, or result in any breach of any of the terms of, or constitute a default under, any provision of federal or state law to which ThermoView is subject, the Articles or the Bylaws, as amended as of the Closing Date, or any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which ThermoView is a party or by which it is bound. No shareholder of ThermoView has any preemptive rights or rights of first refusal by reason of the issuance of the Preferred Stock, or such shareholder has waived any such rights in writing.

          2.5 FINANCIAL INFORMATION. The audited financial statements of ThermoView (including the notes thereto) as of December 31, 1999 and for the year then ended, present fairly the financial position and results of operations of ThermoView at the date and for the period to

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which they relate, have been prepared in accordance with
generally accepted accounting principles consistently applied throughout the periods indicated, and show all material liabilities, absolute or contingent, of ThermoView required to be recorded thereon in accordance with generally accepted accounting principles.

          2.6 CONSENTS. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any federal or state governmental authority (including under the "blue sky" laws of any such state governmental authority), any party to a contract to which ThermoView is bound or any other third party, required on the part of ThermoView, in connection with the consummation of the transactions contemplated by this Agreement, shall have been obtained prior to, and will be effective as of, the issuance of the Preferred Stock, other than any notice filing required to be made after the Closing Date pursuant to Regulation D under the Securities Act of 1933 (the "1933 Act") and any applicable "blue sky" laws.

          2.7 ISSUANCE TAXES. All taxes imposed upon ThermoView by law as a result of the issuance, sale and delivery of the shares of Preferred Stock shall have been fully paid, and all laws imposing such taxes shall have been or will be fully complied with, on or prior to the issuance of the Preferred Stock.

          2.8 OFFERING. Neither ThermoView nor anyone authorized to act on its behalf has taken an action that will cause the issuance, sale and delivery of the Preferred Stock as contemplated by this Agreement (assuming the truth and accuracy of the representations and warranties of Thomas set forth in
Section 5 hereof) to constitute a violation of the 1933 Act or any applicable state securities laws.

          2.9 COMPLIANCE. ThermoView is not in violation of any term of its Articles or Bylaws as amended. ThermoView is not in violation of any term of any law, judgment, decree, order, rule or regulation to which ThermoView is subject and a violation of which would have a material adverse effect on the condition, financial or otherwise, or operations of ThermoView.

          2.10 LOANS TO OTHER PERSONS. Neither ThermoView nor a subsidiary of ThermoView is obligated or committed to make any loan or advance to any person or entity, except for loans or advances to employees or customers in the ordinary course of business, consistent with past practice.

          2.11 BOOKS AND RECORDS. The books of account, stock record books, minute books, bank accounts and other corporate records of ThermoView are true, correct and complete and have been maintained in accordance with good business practices.

          2.12 INSURANCE. ThermoView and each subsidiary of ThermoView maintains insurance which is customary in its industry and which ThermoView reasonably believes is commercially reasonable given the risks involved in the business conducted by ThermoView.

          2.13 DISCLOSURE. Neither this Agreement, nor any certificate or statement furnished to the Thomas by ThermoView pursuant to this Agreement, contains any untrue

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statement of a material fact, and none of this Agreement, such certificates or statements omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in the light of the circumstances under which they were made.

          2.14 ENVIRONMENTAL AND SAFETY LAWS. Neither ThermoView nor a subsidiary of ThermoView is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, which violations, either singly or in the aggregate, would have a material adverse effect on ThermoView's or such subsidiary's business, and no material expenditures are or will be required in order to comply with any such statute, law or regulation.

     3. FULL SATISFACTION. Subject to the validity of the representations and warranties of ThermoView set forth in Section 2 above, Thomas hereby acknowledges that his receipt of the $1,000,000 cash payment, the 1,113,500 shares of Preferred Stock and the other items recited in Section 1 above, will be in full and complete satisfaction of the obligation owed to Thomas by ThermoView for the Year One Earn-out Payment.

     4.   NO AMENDMENT OR TERMINATION.  Nothing contained in this
Agreement shall amend or terminate any obligations of ThermoView to make any and all other Earn-out Payments, if earned, under the terms of the Stock Agreement.

     5. THOMAS' REPRESENTATIONS AND WARRANTIES. Thomas hereby represents and warrants to ThermoView as follows:
          (1) INVESTMENT INTENT. Thomas is acquiring the Preferred Stock for his own account and not with a present view to or for distributing or reselling the Preferred Stock in violation of the Securities Act of 1933, as amended (the
     "Securities Act").   Thomas agrees that such shares of
     Preferred Stock may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption available under the Securities Act. Thomas will not sell, offer to sell or solicit offers to buy any of the shares of Preferred Stock in violation of the Securities Act or any securities act of any state. Thomas understands that the shares of Preferred Stock have not been registered under federal or any state securities laws.

          (2) THOMAS' STATUS. Thomas is (i) an "accredited investor" as defined in Rule 501 of the Securities Act and
     (ii) has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Preferred Stock.

          (3) RELIANCE. Thomas understands and acknowledges that (i) the Preferred Stock is being offered and sold to Thomas without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act or Regulation D promulgated thereunder or other applicable federal and state securities laws and (ii) the availability of such exemptions depends in part on, and ThermoView will rely upon the accuracy and truthfulness of, the representations set forth in this Section 4 and Thomas consents to such reliance.

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          (4)  INFORMATION.  Thomas and his advisors, if any,
     have been furnished with all materials relating to the business, finances and operations of ThermoView and materials relating to the offer and sale of the Preferred Stock, including the Certificate, which have been requested by Thomas or his advisors. Thomas and his advisors, if any, have been afforded the opportunity to ask questions of ThermoView. Thomas acknowledges receipt of the ThermoView prospectus dated December 2, 1999 (the "Prospectus") and that ThermoView will deliver a copy of its most recent Form 10-K filing with the Securities and Exchange Commission as soon as it becomes publicly available. Thomas understands that his investment in the Preferred Stock involves a significant degree of risk, some of which risks associated with the investment in the Preferred Stock are set forth in EXHIBIT B, attached hereto and incorporated herein by reference, and in the Prospectus.

          (5) PLEDGE EXCEPTION. Thomas shall only be permitted to pledge the Preferred Stock to the extent contemplated in
     Section 1 hereof.

     6.   MISCELLANEOUS.

          (1) NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand,
     (ii) made by telex, telecopy or facsimile transmission,
     (iii) sent by overnight courier, or (iv) sent by certified mail, return receipt requested, postage prepaid.

          If to ThermoView:

               ThermoView Industries, Inc.
               1101 Herr Lane
               Louisville, Kentucky 40222
               Attn:  Nelson E. Clemmens, President
               Fax No.  (502) 412-0301

          With a copy to:

               Stites & Harbison
               400 West Market Street, Suite 1800
               Louisville, Kentucky 40202
               Attn:  Alex P. Herrington, Jr., Esq.
               Fax No. (502) 587-6391

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          If to Thomas:

               Rodney H. Thomas
               13397 Lake Front Drive
               Earth City, Missouri 63045
               Fax No. (314) 739-6965

          With a copy to:

               Blitz, Bardgett & Deutsch, L.C.
               120 South Central, Suite 750
               St. Louis, Missouri 63105
               Attn: Richard B. Rothman, Esq.
               Fax No. (314) 863-1877

          All notices, requests, consents and other communications hereunder shall be deemed to have been received either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise,
     (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by certified mail, on the fifth business day following the day such mailing is made.

          (2) ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the Year One Earn-out Payment and supersedes all prior oral or written agreements and understandings relating to the Year One Earn-out Payment. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

          (3) MODIFICATIONS AND AMENDMENTS. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

          (4) BENEFIT. This Agreement shall be binding on the parties hereto and shall inure to the benefit of the parties hereto and the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

          (5) GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of Missouri, without giving effect to the conflict of law principles thereof.

          (6) SEVERABILITY. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any

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     such provision, or portion thereof, wholly unenforceable,
     the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

          (7) HEADINGS AND CAPTIONS. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.

          (8) COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, ThermoView has caused this Agreement to be executed by its duly authorized officer and Thomas has executed this Agreement all as of the date first above written.

                              THERMOVIEW INDUSTRIES, INC.


                              By: /s/ Nelson E. Clemmens
                                 -------------------------------

                              Title: President


                              /s/ Rodney H. Thomas
                              ----------------------------------
                              RODNEY H. THOMAS

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                            EXHIBIT A

                   CERTIFICATE OF DESIGNATION

   CERTIFICATE OF THE VOTING POWERS, DESIGNATIONS, PREFERENCES
         AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER
       SPECIAL RIGHTS, AND QUALIFICATIONS, LIMITATIONS OR
        RESTRICTIONS THEREOF, OF 12% SERIES D CUMULATIVE
                         PREFERRED STOCK

                               OF

                   THERMOVIEW INDUSTRIES, INC.

     PURSUANT TO SECTION 151 OF THE GENERAL CORPORATION LAW
                    OF THE STATE OF DELAWARE


     Pursuant to Section 141(f) of the General Corporation Law of the State of Delaware (the "DGCL"), the Board of Directors of
ThermoView Industries, Inc., a Delaware corporation (the
"Company"), hereby unanimously consents to, adopts and ratifies the following resolution:

     RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company by the provisions of Section 4.2 of Article IV of the Restated Certificate of Incorporation of the Company (the "Restated Certificate of Incorporation"), and Section 151(g) of the DGCL, such Board of Directors hereby creates, from the 50,000,000 authorized shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"), of the Company authorized to be issued pursuant to the Restated Certificate of Incorporation, a series of Preferred Stock, and hereby fixes by this certificate of designation (this "Certificate of Designation") the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series as follows:

          The series of Preferred Stock hereby
          established shall consist of 1,500,000 shares designated as "12% Cumulative Series D
          Preferred Stock" (hereinafter called the
          "Series D Preferred Stock"), which shall have a stated value of $5.00 per share. The relative rights, preferences and limitations of such series shall be as follows:



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             12% CUMULATIVE SERIES D PREFERRED STOCK

     (1) RANKING. The Series D Preferred Stock will, with respect to payment of dividends and amounts upon liquidation, dissolution or winding up, rank (i) senior to the Common Stock of the Company, $.001 par value (the "Common Stock") and to shares of all other series of Preferred Stock issued by the Company the terms of which specifically provide that the capital stock of such series rank junior to such Series D Preferred Stock with respect to dividend rights or distributions upon dissolution of the Company ("Junior Stock"); (ii) on a parity with (a) all shares of the Company's 6.6% Cumulative Convertible Series C Preferred Stock and (b) the shares of all capital stock issued by the Company whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof shall be different from those of the Series D Preferred Stock, if the holders of stock of such class or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of such stock and the holders of shares of Series D Preferred Stock (collectively (a) and (b) being "Parity Stock"); and (iii) junior to all capital stock issued by the Company the terms of which specifically provide that the shares rank senior to the Series D Preferred Stock with respect to dividends and distributions upon dissolution of the Company ("Senior Stock").

     (2)  DIVIDENDS.

          (a) Holders of shares of Series D Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company and only with the consent of PNC Bank, N.A. or any successor lender thereto, out of funds of the Company legally available for payment, subject to the prior and superior rights of Senior Stock, but pari passu with Parity Stock, and in preference to Junior Stock, cumulative cash dividends at the rate per annum of $0.60 per share of Series D Preferred Stock. Dividends on the Series D Preferred Stock will be payable quarterly in arrears on the last calendar day of April, July, October and January of each year, commencing July 31, 2000 (and in the case of any accumulated and unpaid dividends not paid on the corresponding dividend payment date, at such additional times and for such interim periods, if any, as determined by the Board of Directors). Each such dividend will be payable to holders of record as they appear on the stock records of the Company at the close of business on such record dates, not more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board of Directors of the Company. Dividends will accrue from the date of the original issuance of the Series D Preferred Stock. Dividends will be cumulative from such date, whether or not in any dividend period or periods there shall be funds of the Company legally available for the payment of such dividends. Accumulations of dividends on shares of Series D Preferred Stock will not bear interest. Dividends payable on the Series D Preferred Stock for any period greater or less than a full dividend period will be computed on the basis of actual days. Dividends payable on the Series D Preferred Stock for each full dividend period will be computed by dividing the annual dividend rate by four.


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          (b)  Except as provided in the next sentence, no
dividend will be declared or paid on any Parity Stock unless full cumulative dividends have been declared and paid or are contemporaneously declared and funds sufficient for payment set aside on the Series D Preferred Stock for all prior dividend periods. If accrued dividends on the Series D Preferred Stock for all prior periods have not been paid in full, then any dividends declared on the Series D Preferred Stock for any dividend period and on any Parity Stock will be declared ratably in proportion to accumulated and unpaid dividends on the Series D Preferred Stock and such Parity Stock.

          (c) So long as the shares of the Series D Preferred Stock shall be outstanding, unless (i) full cumulative dividends shall have been paid or declared and set apart for payment on all outstanding shares of the Series D Preferred Stock and any Parity Stock, (ii) sufficient funds have been paid or set apart for the payment of the dividend for the current dividend period with respect to the Series D Preferred Stock and any Parity Stock and
(iii) the Company is not in default or in arrears with respect to the mandatory or optional redemption or mandatory repurchase or other mandatory retirement of, or with respect to any sinking or other analogous fund for, the Series D Preferred Stock or any Parity Stock, the Company may not declare any dividends on any Junior Stock, or make any payment on account of, or set apart money for, the purchase, redemption or other retirement of, or for a sinking or other analogous fund for, any shares of Junior Stock or make any distribution in respect thereof, whether in cash or property or in obligations or stock of the Company, other than (x) Junior Stock which is neither convertible into, nor exchangeable or exercisable for, any securities of the Company other than Junior Stock, or (y) Common Stock acquired in connection with the cashless exercise of options under employee incentive or benefit plans of the Company or any subsidiary or any other redemption or purchase or other acquisition of Common Stock made in the ordinary course of business, which has been approved by the Board of Directors of the Company, for the purpose of any employee incentive or benefit plan of the Company. The limitations in this paragraph do not restrict the Company's ability to take the actions in this paragraph with respect to any Parity Stock. As used in this subparagraph (c), the term "dividend" with respect to Junior Stock does not include dividends payable solely in shares of Junior Stock on Junior Stock, or in options, warrants on rights to holders of Junior Stock to subscribe for or purchase any Junior Stock.

     (3)  REDEMPTION.

          (a) The shares of Series D Preferred Stock will be redeemable at the option of the Company in whole or in part, for cash or for such number of shares of Common Stock as equals the Liquidation Preference (defined hereinafter in paragraph (4)) of the Series D Preferred Stock to be redeemed (without regard to accumulated and unpaid dividends) as of the opening of business on the date set for such redemption. In order to exercise its redemption option, the Company must notify the holders of record of its Series D Preferred Stock in writing (the "Conditions Satisfaction Notice") prior to the opening of business on the second trading day after the conditions in the preceding sentences have, from time to time, been satisfied.

          (b) Notice of redemption (the "Redemption Notice") will be given by mail to the holders of the Series D Preferred Stock not less than 30 nor more than 60 days prior to the date selected by the Company to redeem the Series D Preferred Stock. The Redemption Notice shall be deemed to have been given when deposited in the United States mail, first-class mail, postage prepaid, whether or not such notice is actually received. The Company's right to exercise its redemption option will not be affected by changes in the closing price of the



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Common Stock following such 30-day period. If fewer than all of the shares of Series D Preferred Stock are to be redeemed, the shares to be redeemed shall be selected by lot or pro rata or in some other equitable manner determined by the Board of Directors of the Company; provided, however, that the Company shall not be required to effect the redemption in any manner that results in additional fractional shares being outstanding. If full cumulative dividends on the outstanding shares of Series D Preferred Stock shall not have been paid or declared and set apart for payment for all regular dividend payment dates to and including the last dividend payment date prior to the date fixed for redemption, the Corporation shall not call for redemption any shares of Series D Preferred Stock unless all such shares then outstanding are called for simultaneous redemption.

          (c) On the redemption date, the Company must pay, in cash, on each share of Series D Preferred Stock to be redeemed any accumulated and unpaid dividends through the redemption date. In the case of a redemption date falling after a dividend payment record date and prior to the related payment date, the holders of the Series D Preferred Stock at the close of business on such record date will be entitled to receive the dividend payable on such shares on the corresponding dividend payment date, notwithstanding the redemption of such shares following such dividend payment record date. Except as provided for in the preceding sentence, no payment or allowance will be made for accumulated and unpaid dividends on any shares of Series D Preferred Stock called for redemption or on the shares of Common Stock issuable upon such redemption.

          (d) On and after the date fixed for redemption, provided that the Company has made available at the office of its registrar and transfer agent a sufficient number of shares of Common Stock and an amount of cash to effect the redemption, dividends will cease to accrue on the Series D Preferred Stock called for redemption (except that, in the case of a redemption date after a dividend payment record date and prior to the related dividend payment date, holders of Series D Preferred Stock on the dividend payment record date will be entitled on such dividend payment date to receive the dividend payable on such shares), such shares shall be cancelled and shall no longer be deemed to be outstanding and all rights of the holders of such shares of Series D Preferred Stock shall cease except the right to receive the shares of Common Stock upon such redemption and any cash payable upon such redemption, without interest from the date of such redemption. Such cancelled shares shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued but not as shares of Series D Preferred Stock. At the close of business on the redemption date upon surrender in accordance with such notice of the certificates representing any such shares (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state), each holder of Series D Preferred Stock (unless the Company defaults in the delivery of the shares of Common Stock or cash) will be, without any further action, deemed a holder of the number of shares of Common Stock for which such Series D Preferred Stock is redeemable.

          (e) Fractional shares of Common Stock are not to be issued upon redemption of the Series D Preferred Stock, but, in lieu thereof, the Company will pay a cash adjustment based on the current market price of the Common Stock on the day prior to the redemption date. If fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares of Series D Preferred Stock without cost to the holder thereof.

          (f) Any shares or cash set aside by the Company pursuant to subparagraph (e) and unclaimed at the end of three years from the date fixed for redemption shall revert to the Company.

          (g) Subject to applicable law and the limitation on purchases when dividends on the Series D Preferred Stock are in arrears, the Company may, at any time and from time to time, purchase any shares of the Series D Preferred Stock by tender or by private agreement.

     (4)  LIQUIDATION PREFERENCE.

          (a) The holders of shares of Series D Preferred Stock will be entitled to receive in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, $5.00 per share of Series D Preferred Stock (the "Liquidation Preference"), plus an amount per share of Series D Preferred Stock equal to all dividends (whether or not earned or declared) accumulated and unpaid thereon to the date of final distribution to such holders, and no more. If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of the Series D Preferred Stock are insufficient to pay in full the liquidation preference with respect to the Series D Preferred Stock and any other Parity Stock, then such assets, or the proceeds thereof, will be distributed among the holders of Series D Preferred Stock and any such Parity Stock ratably in accordance with the respective amounts which would be payable on such Series D Preferred Stock and any such Parity Stock if all amounts payable thereon were paid in full.

          (b) Neither a consolidation or merger of the Company with or into another corporation, nor a sale, lease or transfer of all or substantially all of the Company's assets will be considered a liquidation, dissolution or winding up, voluntary or involuntary, of the Company.

     (5) VOTING RIGHTS. Except as may be required by applicable law from time to time, the holders of shares of Series D
Preferred Stock will have no voting rights.

     (6) SINKING FUND. The Series D Preferred Stock shall not be entitled to any mandatory redemption or prepayment (except on liquidation, dissolution or winding up of the affairs of the Company) or to the benefit of any sinking fund.

     WITNESS THE SIGNATURE of the undersigned who is the Chairman of the Board and Chief Executive Officer of ThermoView
Industries, Inc. as of this      day of April, 2000.
                            ----



                              ---------------------------------
                              Stephen A. Hoffmann

                            EXHIBIT B

                          RISK FACTORS

          PRIOR TO MAKING AN INVESTMENT DECISION, A PROSPECTIVE
PURCHASER OF THE 12% CUMULATIVE SERIES D PREFERRED STOCK OFFERED
HEREBY SHOULD EVALUATE THE FOLLOWING RISK FACTORS INCLUDING THOSE
IN THE THERMOVIEW PROSPECTUS, DATED DECEMBER 2, 1999.

     SERIES D PREFERRED STOCK

          There can be no assurance that ThermoView's continuing losses or consolidated earnings, if ever, in the future will be sufficient to cover its combined fixed charges and dividends on
(i) the 12% Series D Cumulative Preferred Stock alone, or (ii) its 9.6% Series C Convertible Preferred Stock and the Series D Preferred Stock.

     ABSENCE OF TRADING MARKET FOR SERIES D PREFERRED STOCK

          There is no public market for the Series C Preferred Stock and Series D Preferred Stock and ThermoView does not anticipate that any public market will develop in the future. However, the Series C Preferred Stock is convertible into Common Stock at a conversion price, subject to adjustment in certain circumstances of $15.00 per share of Common Stock (initially equivalent to a conversion rate of 66 2/3 shares of stock per share of Series C Preferred Stock). The Series D Preferred Stock has no such conversion feature. The ThermoView Common Stock trades on the American Stock Exchange, so a public market does exist for the Common Stock. Without the ability to convert the Series D Preferred Stock into Common Stock or have a market available to sell the Series D Preferred Stock, the holders of the Series D Preferred Stock may not be able to liquidate their investment at any time.

     RESTRICTION OF PAYMENT OF CASH DIVIDENDS ON SERIES D
PREFERRED STOCK

          Pursuant to ThermoView's current line of credit with its principal secured lender and documentation related to financings with other parties, it may not pay dividends on its Common Stock until all obligations thereunder have been paid in full and on the Series D Preferred Stock until satisfaction of all covenants under the line of credit and other financings. ThermoView cannot provide any assurance that it will be able to satisfy these covenants so as to pay quarterly the dividends due on the Series D Preferred Stock. Considering that ThermoView has in the past received waivers from its lenders for non-compliance with its covenants, a history exists that non-compliance with its
loan or other covenants may occur in the future.   Accordingly,
it is possible that ThermoView may not be able to pay any dividends due on its Series D Preferred Stock.

     LITIGATION

     On March 3, 2000, Pro Futures Bridge Capital Fund, L.P. and Pro Futures Bridge Capital Fund, L.P. filed an action titled PRO FUTURES BRIDGE CAPITAL FUND, L.P. V. THERMOVIEW INDUSTRIES, INC., ET AL., Civil Action No. 00CV0559 (Colo. Dist. Ct., March 3,
2000) alleging breach of contract, common law fraud, fraudulent misstatements and omissions in connection with the sale of securities, negligent misrepresentations and breach of fiduciary duty. These claims are in connection with (i) the mandatory conversion of the ThermoView 10% Series A Convertible Preferred Stock, held by the two funds, into ThermoView Common Stock upon completion of the ThermoView public offering in December 1999, and (ii) purchases by the two funds of ThermoView Common Stock from ThermoView stockholders. The funds are seeking (a) rescission of their purchases of the Series A Preferred Stock in the amount of $3,250,000 plus interest and (b) unspecified damages in connection with their purchases of the ThermoView Common Stock. Although ThermoView believes that the claims are without merit and intends to vigorously defend the suit, an adverse outcome in this action could have a material adverse effect on the financial position or results of operations of ThermoView.

                            EXHIBIT C

                     [INTENTIONALLY OMITTED]

                            EXHIBIT D

              AMENDMENT TO NONCOMPETITION AGREEMENT
              -------------------------------------

     THIS AMENDMENT TO NONCOMPETITION AGREEMENT (the "Amendment") is made and entered into as of the 14th day of April, 2000, by and between ThermoView Industries, Inc., a Delaware corporation
("ThermoView"), and Rodney H. Thomas (the "Shareholder").

                            PREMISES:

     The Shareholder and ThermoView entered into a Noncompetition
Agreement dated as of January 1, 1999 (the "Noncompetition
Agreement").

     The parties desire to amend the Noncompetition Agreement, but only to the extent, and subject to the terms and conditions set forth in this Amendment.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                            ARTICLE 1
                            ---------
                       Definition of Terms
                       -------------------

     Terms used herein with their initial letters capitalized and not otherwise defined herein shall have the meanings given to such terms in the Noncompetition Agreement.

                            ARTICLE 2
                            ---------
             Amendments to Noncompetition Agreement
             --------------------------------------

     The Noncompetition Agreement is hereby amended in the following respects:

     2.1 ADDITION TO SECTION 1.2. A new paragraph is hereby added at the end of Section 1.2 of the Noncompetition Agreement, which paragraph shall provide in its entirety as follows:

     "Notwithstanding anything in this Agreement to the contrary:

          (a) if ThermoView has not redeemed all of the 1,113,500 shares of ThermoView's 12% Cumulative Series D Preferred Stock issued to the Shareholder pursuant to an Agreement dated April 14, 2000, by and between ThermoView (the "Shareholder's Series D Stock") by October 14, 2001, then this Agreement, including, without limitation the Noncompete Period, shall forthwith terminate, become null and void and of no further force or effect; or,

          (b) if ThermoView has not redeemed at least fifty percent of the Shareholder's Series D Preferred Stock by to April 14, 2001, and caused the holder of the Promissory Note dated April 14, 2000, made by the Shareholder payable to the order of Founders Group, LLC, to extend its maturity date to October 14, 2001, then this Agreement, including, without limitation the Noncompete Period, shall forthwith terminate, become null and void and of no further force or effect; or,

          (c) if ThermoView has not paid in full all of the accrued dividends to the Shareholder on account of the Series D Preferred Stock by April 14, 2001, then this Agreement, including, without limitation the Noncompete Period, shall forthwith terminate, become null and void and of no further force or effect."

                            ARTICLE 3
                            ---------
                 Acknowledgment and Ratification
                 -------------------------------

     3.1 RATIFICATION. Except as expressly amended by this Amendment, the Noncompetition Agreement is and shall be unchanged, and all of the terms, provisions, covenants and agreements thereof or thereto shall remain and continue in full force and effect and are hereby ratified, reaffirmed and confirmed by the Shareholder and ThermoView in all respects on and as of the effective date of this Amendment.

                            ARTICLE 4
                            ---------
                       General Provisions
                       ------------------

     4.1 GOVERNING LAW. The laws of the State of Missouri shall govern the construction of this Amendment and the rights and remedies and duties of the parties hereto.

     4.2 SECTION HEADINGS. The section headings contained in this Amendment have been inserted solely for convenience of reference, and shall not be construed as part of this Amendment.

     4.3 COUNTERPARTS. This Amendment may be signed by each party hereto upon a separate copy, in which event all of said copies shall constitute a single counterpart to this Amendment. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. It shall not be necessary, in making proof of this Amendment, to produce or account for more than one such counterpart.

     IN TESTIMONY WHEREOF, ThermoView has caused its duly authorized representative to execute and deliver, and the Shareholder has executed and delivered, this Amendment, effective as of the day and year first above written.

                              ThermoView Industries, Inc.


                              BY:
                                 ------------------------------

                              TITLE:
                                    ---------------------------


                              ---------------------------------
                              Rodney H. Thomas

                            EXHIBIT E

             AMENDMENT TO TRIPLE NET LEASE AGREEMENT
             ---------------------------------------

     THIS AMENDMENT TO THAT CERTAIN TRIPLE NET LEASE AGREEMENT
(the "Amendment") is made and entered into as of the     day of
                                                     ---
April, 2000, by and between Thomas Construction, Inc., a Missouri corporation ("Tenant"), and 13397 Lakefront Drive, LLC, a
Missouri limited liability company ("Landlord").

                            PREMISES:

     The parties desire to amend the terms pursuant to which Tenant leases certain Premises situated at 13397 Lakefront Drive,
Earth City, Missouri.

     ThermoView Industries, Inc., a Delaware corporation ("ThermoView"), the owner of Tenant, has requested Rodney H. Thomas (the "Shareholder"), an affiliate of Landlord, to exchange certain amounts owed to the Shareholder by ThermoView for 1,113,500 shares of the ThermoView's 12% Cumulative Series D Preferred Stock, and the Shareholder has requested that as part of the consideration for such exchange Tenant and Landlord agree to amend the Lease, but only to the extent, and subject to the terms and conditions set forth in this Amendment.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                            ARTICLE 1
                            ---------
                       Definition of Terms
                       -------------------

                     [Intentionally omitted]

                            ARTICLE 2
                            ---------
                       Amendments to Lease
                       -------------------

     Such lease is hereby amended in the following respects:

     2.1 ADDITION THERETO. A new paragraph is hereby added at the end of such lease, which new paragraph shall provide in its entirety as follows:

     "Notwithstanding anything in this Lease to the contrary, until such time as ThermoView Industries, Inc., a Delaware corporation ("ThermoView") has redeemed all of the 1,113,500 shares of ThermoView's 12% Cumulative Series D Preferred Stock issued to Rodney H. Thomas (the "Shareholder") pursuant to an Agreement dated April 14, 2000, by and between ThermoView and the Shareholder (the "Shareholder's Series D Stock"), Landlord shall have the right and power to terminate this Lease by delivering a written notice to Tenant specifying a termination date at the end of the month following the month in which such notice was delivered, and upon Tenant's receipt of such notice the term of this Lease shall be deemed to have expired on such termination date."

                            ARTICLE 3
                            ---------
                 Acknowledgment and Ratification
                 -------------------------------

     3.1 RATIFICATION. Except as expressly amended by this Amendment, such lease is and shall be unchanged, and all of the terms, provisions, covenants and agreements thereof or thereto shall remain and continue in full force and effect, and are hereby ratified, reaffirmed and confirmed by the parties. The parties acknowledge that the Landlord, to the extent not a party to this Amendment, under such lease is a third party beneficiary of this Amendment.

                            ARTICLE 4
                            ---------
                       General Provisions
                       ------------------

     4.1 GOVERNING LAW. The laws of the State of Missouri shall govern the construction of this Amendment and the rights and remedies and duties of the parties hereto.

     4.2 SECTION HEADINGS. The section headings contained in this Amendment have been inserted solely for convenience of reference, and shall not be construed as part of this Amendment.

     4.3 COUNTERPARTS. This Amendment may be signed by each party hereto upon a separate copy, in which event all of said copies shall constitute a single counterpart to this Amendment. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. It shall not be necessary, in making proof of this Amendment, to produce or account for more than one such counterpart.

     IN TESTIMONY WHEREOF, the Tenant has caused its duly authorized representative to execute and deliver, and the Landlord has executed and delivered, this Amendment, effective as of the day and year first above written.

13397 Lakefront Drive, LLC         Thomas Construction, Inc.


BY:                                BY:
   ---------------------------        ---------------------------

TITLE:                             TITLE:
      ------------------------           ------------------------


------------------------------
Rodney H. Thomas

                            EXHIBIT F

            AMENDMENT TO FURNITURE AND FIXTURE LEASE
            ----------------------------------------

     THIS AMENDMENT TO THAT CERTAIN FURNITURE AND FIXTURE LEASE (the "Amendment") is made and entered into as of the 14th day of April, 2000, by and between Thomas Construction, Inc., a Missouri corporation ("Lessee"), and Investors Property Holding I, LLC, a Missouri limited liability company ("Lessor").

                            PREMISES:

     The parties entered into a Furniture and Fixture Lease dated
January 1, 1999, (the "Lease") in connection with Lessee's lease of the Premises situated at 13397 Lakefront Drive, Earth City,
Missouri.

     ThermoView Industries, Inc., a Delaware corporation ("ThermoView"), the owner of Lessee, has requested Rodney H. Thomas (the "Shareholder"), an affiliate of Lessor, to exchange certain amounts owed to the Shareholder by ThermoView for 1,113,500 shares of the ThermoView's 12% Cumulative Series D Preferred Stock, and the Shareholder has requested that as part of the consideration for such exchange Lessee and Lessor agree to amend the Lease, but only to the extent, and subject to the terms and conditions set forth in this Amendment.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                            ARTICLE 1
                            ---------
                       Definition of Terms
                       -------------------

     Terms used herein with their initial letters capitalized and not otherwise defined herein shall have the meanings given to such terms in the Lease.

                            ARTICLE 2
                            ---------
                       Amendments to Lease
                       -------------------

     The Lease is hereby amended in the following respects:

     2.1 ADDITION TO SECTION 2. A new Section 2.D. is hereby added at the end of Section 2 of the Lease, which Section 2.D shall provide in its entirety as follows:

     "D. Notwithstanding anything in this Lease to the contrary, until such time as ThermoView Industries, Inc., a Delaware corporation ("ThermoView") has redeemed all of the 1,113,500 shares of ThermoView's 12% Cumulative Series D Preferred Stock issued to Rodney H. Thomas (the "Shareholder") pursuant to an Agreement dated April 14, 2000, by and between ThermoView and the Shareholder (the "Shareholder's Series D Stock"), Lessor shall have the right and power to terminate this Lease by delivering a written notice to Lessee specifying a termination date at the end of the month following the month in which such notice was delivered, and upon Lessee's receipt of such notice the term of this Lease shall be deemed to have expired on such termination date."

                            ARTICLE 3
                            ---------
                 Acknowledgment and Ratification
                 -------------------------------

     3.1 RATIFICATION. Except as expressly amended by this Amendment, the Lease is and shall be unchanged, and all of the terms, provisions, covenants and agreements thereof or thereto shall remain and continue in full force and effect, and are hereby ratified, reaffirmed and confirmed by Lessee and Lessor in all respects on and as of the effective date of this Amendment.

                            ARTICLE 4
                            ---------
                       General Provisions
                       ------------------

     4.1 GOVERNING LAW. The laws of the State of Missouri shall govern the construction of this Amendment and the rights and remedies and duties of the parties hereto.

     4.2 SECTION HEADINGS. The section headings contained in this Amendment have been inserted solely for convenience of reference, and shall not be construed as part of this Amendment.

     4.3 COUNTERPARTS. This Amendment may be signed by each party hereto upon a separate copy, in which event all of said copies shall constitute a single counterpart to this Amendment. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. It shall not be necessary, in making proof of this Amendment, to produce or account for more than one such counterpart.

     IN TESTIMONY WHEREOF, the Lessee has caused its duly authorized representative to execute and deliver, and the Lessor has executed and delivered, this Amendment, effective as of the day and year first above written.

Investors Property Holding I, LLC  Thomas Construction, Inc.


BY:                                BY:
   ---------------------------        --------------------------

TITLE:                             TITLE:
      ------------------------           -----------------------

                            EXHIBIT G

                         PROMISSORY NOTE
                         ---------------

$1,500,000.00                                Louisville, Kentucky
                                                   April 14, 2000

     FOR VALUE RECEIVED, the undersigned, Rodney H. Thomas ("Borrower"), an individual and a resident of St. Louis County, Missouri, having a business address at 13397 Lakefront Drive, Earth City Missouri 63045, promises to pay to the order of Founders Group, LLC (the "Lender"), a Kentucky limited liability company having an address at 1101-C Herr Lane, Louisville, Kentucky 40222, Attention: Mr. Stephen Hoffmann, the principal sum of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000.00), together with interest on the principal of this Note from time to time outstanding. Principal and interest are payable in lawful currency of the United States.

     The Borrower's obligations under this Note are secured by a Stock Pledge Agreement of even date (the "Stock Pledge Agreement"), pursuant to which the Borrower has pledged to the Lender certain stock (the "Stock"), as more particularly described in the Stock Pledge Agreement. If and when any shares of the Stock are redeemed, sold or otherwise transferred, the Borrower shall immediately make a payment under this Note, in an amount equal to (a) all accrued but unpaid interest, plus (b) the product of:

          (i) the then-outstanding principal balance of this Note, multiplied by

          (ii) the quotient of (A) the number of shares of Stock redeemed, sold or transferred, divided by (B) the total number of shares of Stock pledged to the Lender.

For example, if fifty percent of the Stock pledged to the Lender were redeemed, then this Note would require that the Borrower immediately make a prepayment in an amount equal to (a) all accrued interest, plus (b) fifty percent of the then-outstanding principal balance of this Note. Each such payment shall be due and payable in full immediately upon the occurrence of such redemption, sale or transfer, without notice or demand of any kind. Additionally, any provisions of this Note to the contrary notwithstanding, all principal of and interest accruing on this Note shall be due and payable in full on April 14, 2001 (the "Maturity Date").

     Interest on this Note shall accrue from the date of this Note until the entire principal balance of and all accrued interest on this Note have been paid in full. This Note shall bear interest at a rate of twelve percent (12.0%) per annum. All interest shall be computed over an assumed month of thirty days and an assumed year of three hundred and sixty (360) days and over the actual number of days elapsed. Any provision of this Note to the contrary notwithstanding, on the Maturity Date, all unpaid principal and all accrued but unpaid interest then outstanding shall be due and payable in full.

     This Note may be prepaid by the Borrower in whole or in part, without premium or penalty, at any time, provided that no such prepayment shall relieve the Borrower from the obligation to make the payments of principal and interest called for in this Note until such time as this Note is paid in full. All payments on this Note shall be applied first to accrued charges under this Note, second to unpaid interest, and then to unpaid principal.

     All payments hereunder shall be paid to the Lender in immediately available funds at 1101-C Herr Lane, Louisville, Kentucky 40222, Attention: Stephen Hoffmann, or to such other person and at such other place as may be designated in a writing sent to the Borrower by the holder hereof. If any principal of, or interest on, this Note is not paid within ten (10) days following the date such payment becomes due and payable, such overdue principal and, to the extent permitted by applicable law, overdue interest, shall bear interest from the due date (whether stated or by acceleration) until paid at a rate (the "Default Rate") equal to fourteen percent (14.0%). Additionally, if the Borrower fails to make any payment of principal, interest or other amount due pursuant to the provisions of this Note within ten (10) calendar days after such amount becomes due and payable, the Borrower shall pay to the Lender a late fee equal to the greater of two percent (2.0%) of the amount of such payment or Twenty-Five Dollars ($25.00). The charging and/or collection of any such late charge shall not in any way be deemed a waiver of
(i) any rights of the holder to declare a default, or (ii) any of the holder's rights arising thereby or hereunder.

     Any security interest granted by Borrower to the Lender in any collateral, real or personal, whether by way of mortgage, security agreement, assignment, pledge, hypothecation or otherwise to secure this Note shall also secure all amendments, renewals, extensions, or modifications hereof. Failure of the holder of this Note to exercise any of its rights and remedies shall not constitute a waiver of the right to exercise the same at that or any other time. All rights and remedies of the holder hereof for default hereunder shall be cumulative to the greatest extent permitted by law. This Note is secured as provided in the Pledge Agreement. The occurrence of an Event of Default under the Pledge Agreement shall constitute a default under this Note. Upon the occurrence of a default under this Note, the outstanding principal balance of, and all accrued but unpaid interest on, this Note shall become immediately due and payable in full, this Note shall thereafter bear interest at the Default Rate, and the Lender may exercise any rights and remedies available to the Lender under this Note, the Pledge Agreement, at law or in equity.

     If there is any default under this Note and this Note is placed in the hands of an attorney for collection or is collected through any suit, including but not limited to any bankruptcy court, the Borrower promises to pay to the holder hereof its reasonable attorneys' fees and court costs incurred in collecting or attempting to collect, or securing or attempting to secure, this Note, or enforcing or attempting to enforce the holder's right in any collateral securing this Note, to the extent allowed by law.

     All parties hereto, whether makers, endorsers, sureties, guarantors, or otherwise, hereby waive all acts on the part of the holder otherwise required in fixing the liabilities of sureties, including, among other acts, presentment, demand, notice of dishonor, protest, notice of nonpayment and all other notice and further waive all legal diligence to enforce collection. The Lender may, with or without notice to any other party, (1) extend the time for payment of either principal or interest from time to time, (2) release or discharge any party liable on this Note, (3) suspend or release the right to enforce this Note with respect to any person, (4) change, exchange or release any property in which the Lender or any other holder of this Note has any interest securing this Note, (5) justifiably or otherwise impair any collateral securing this Note or suspend or release the right to enforce against such collateral, and (6) call for and accept additional collateral. The Lender shall not be under an obligation to exercise any of its rights hereunder, and no failure to do so or delay in doing so shall waive or impair any rights or remedies which the Lender may otherwise have. In case this Note shall be transferred, the transferee shall be entitled to all rights secured to the Lender hereunder.

     Time is of the essence in the payment of this Note.

     This Note has been delivered in, and shall be governed by and construed in accordance with the laws of, the Commonwealth of Kentucky. The Borrower irrevocably consents to the exclusive jurisdiction of the Jefferson County, Kentucky Circuit Court and the United States District Court for the Western District of Kentucky, and agrees that all process may be served by any nationally-recognized overnight courier to the Borrower at the address indicated above. Service so made will be deemed to have been made upon receipt by the Borrower. Borrower further agrees that nothing contained in this Note is intended to, or shall, prevent the Lender from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower or any of his property in any other county, state, foreign or domestic jurisdiction. The Borrower agrees that the foregoing courts offer the most convenience forum for the Borrower and the Lender and waivers any objection to venue or based upon the inconvenience of the foregoing forum.

     This Note is delivered in connection with a Stock Pledge Agreement of even date between the Borrower and the Lender (the "Stock Pledge Agreement") and is secured by a perfected pledge of certain stock pursuant to the Stock Pledge Agreement. Reference is made to the Stock Pledge Agreement for a statements of terms and provisions relevant to this Note but not contained herein, provided, however, that neither reference herein to the Stock Pledge Agreement nor to any provision thereof shall impair the absolute and unconditional obligation of the Borrower to pay the principal of and interest on this Note when and as due. ANY PROVISION OF THIS NOTE AND/OR THE STOCK PLEDGE AGREEMENT TO THE CONTRARY NOTWITHSTANDING, EXCEPT IN THE CASE OF FRAUDULENT OR WILLFUL MISCONDUCT ON THE PART OF THE BORROWER IN CONNECTION WITH HIS EXECUTION, DELIVERY OR PERFORMANCE OF THE STOCK PLEDGE AGREEMENT, THE HOLDER OF THIS NOTE SHALL HAVE NO CLAIM OR RIGHT TO PROCEED AGAINST THE BORROWER FOR ANY DEFICIENCY OR OTHER SUM OWING ON ACCOUNT OF THE INDEBTEDNESS EVIDENCED BY THIS NOTE, AND THE HOLDER HEREOF BY ITS ACCEPTANCE OF THIS NOTE AGREES TO LOOK SOLELY TO THE ASSETS PLEDGED PURSUANT TO THE STOCK PURCHASE AGREEMENT FOR PAYMENT OF SUCH INDEBTEDNESS; PROVIDED, HOWEVER, THAT NOTHING HEREIN CONTAINED SHALL LIMIT, RESTRICT OR IMPAIR THE RIGHT OF THE HOLDER OF THIS NOTE TO FORECLOSE UPON OR OTHERWISE RECOVER UPON ANY PLEDGES, LIENS OR SECURITY INTERESTS GRANTED PURSUANT TO THE STOCK PLEDGE AGREEMENT.


                              -----------------------------------
                              Rodney H. Thomas



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
                            EXHIBIT H

                     STOCK PLEDGE AGREEMENT
                     ----------------------

     THIS STOCK PLEDGE AGREEMENT, made and entered into as of the 14th day of April, 2000, by and between (i) Rodney H. Thomas (the "Stockholder"), an individual and a resident of St. Louis County, Missouri; and (ii) Founders Group, LLC (the "Lender"), a Kentucky limited liability company.

                            PREMISES:
                            ---------

     The Stockholder owns One Million One Hundred Thirteen
Thousand Five Hundred (1,113,500) of the outstanding shares of Series D Preferred Stock of ThermoView Industries, Inc. (the
"Stock").

     Simultaneously with the execution of this Stock Pledge Agreement, the Stockholder is making a Promissory Note (the "Note") payable to the order of the Lender, pursuant to which the Lender will make a One Million Five Hundred Thousand Dollar ($1,500,000) loan (the "Loan") available to the Stockholder.

     To induce the Lender to make the Loan, the Stockholder has agreed to pledge all of the Stock to secure its obligations under the Note.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the parties hereto hereby covenant, agree, represent and warrant as follows:

     1. DEPOSIT AND PLEDGE OF SHARES. Contemporaneously with the execution of this Stock Pledge Agreement, the Stockholder has deposited and hereby pledges and assigns to the Lender, and grants to the Lender a security interest in, the Stock, such Stock being represented by Certificate No. 1, standing in the Stockholder's name, with a duly executed stock power attached thereto. All new shares of capital stock or securities created in respect to the Stock, whether by stock split, stock dividend, merger, consolidation or otherwise, that the Stockholder may hereafter acquire, shall be delivered by the Stockholder to, and shall be held by, the Lender subject to the terms, provisions and conditions of this Stock Pledge Agreement, and the term "Stock" as used herein shall be deemed to include all such new shares of securities.


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     2.   OBLIGATIONS SECURED.  All Stock pledged pursuant to
this Agreement shall be held by the Lender as security for
(i) the due and punctual payment of all amounts payable by the Stockholder pursuant to the Note, and (ii) the due and punctual performance and observance of all other agreements, covenants, obligations, warranties and representations of the Stockholder as set forth in this Stock Pledge Agreement (collectively, the "Secured Obligations").

     3. VOTING AND OWNERSHIP OF SHARES. So long as no Event of Default occurs hereunder or under the Note (and upon the occurrence of an Event of Default, then following the cure of such Event of Default), the Stockholder shall be entitled to vote the Stock, but only for purposes not inconsistent with the covenants, obligations and conditions contained in this Stock Pledge Agreement. Immediately upon the occurrence of any "Event of Default", as hereinafter defined, and for so long as such Event of Default continues, the Lender shall be entitled to exercise all voting rights and privileges whatsoever with respect to the Stock, and to that end the Stockholder hereby appoints the Lender as its proxy and attorney-in-fact for purposes of voting the Stock, and this appointment shall be deemed coupled with an interest and is and shall be irrevocable until all of the Stockholder's obligations to the Lender have been fully and finally paid. All persons whatsoever shall be conclusively entitled to rely upon the Lender's oral or written certification that it is entitled to vote the Stock hereunder. The Stockholder shall execute and deliver to the Lender any additional proxies and powers of attorney that the Lender may desire in order to vote more effectively the Stock in its own name. Upon the occurrence of any Event of Default hereunder and for so long as such Event of Default continues, the Lender may (but shall not be obligated to) vote the Stock.

     4. PAYMENTS OF DIVIDENDS AND NEW SHARES. During the period that the Stock is being held as security hereunder:

          (a) The Stockholder shall not, without the prior written consent of the Lender, vote the Stock in favor of allowing ThermoView Industries, Inc., to pay any partial or complete liquidating distributions; and

          (b) The Stockholder shall not, without the prior written consent of the Lender, vote the Stock in favor of allowing ThermoView Industries, Inc., to issue any additional shares or options,subscription rights, warrants or other instruments with respect to the Stock.

     5. STATUS OF STOCK. The Stockholder hereby represents and warrants to the Lender that the Stock is validly issued and outstanding, fully paid and nonassessable; that the Stockholder is the registered owner of the Stock, free and clear of all liens, charges, equities and encumbrances; and that Stockholder has the full power and authority to pledge the Stock to the Lender pursuant to this Stock Pledge Agreement. Stockholder covenants and agrees that none of the Stock shall be sold, transferred, or assigned without the Lender's prior written consent, which consent may be arbitrarily withheld so long as this Stock Pledge Agreement is in effect.

     6. MAINTENANCE OF PRIORITY OF PLEDGE. The Stockholder shall be liable for and shall from time to time pay and discharge all taxes, assessments and governmental charges imposed upon the Stock by federal, state or local authority, the liens of which would or might be held prior to the right of the Lender in and to the Stock. The Stockholder shall not, at any time while this Stock Pledge Agreement is in effect, do or suffer any act or thing whereby the rights of the Lender in the Stock would or might be impaired. The Stockholder shall execute and deliver such further documents and take such further actions as may be reasonably required to confirm the rights of the Lender in and to the Stock or otherwise to effectuate the intention of this Stock Pledge Agreement.

     7. EVENTS OF DEFAULT. Each of the following shall be deemed an "Event(s) of Default" hereunder:

          (a) Any default occurs in the payment of interest or principal or other sums due with respect to the Secured Obligations, when the same are due and payable in accordance with their respective terms (provided, that any required notices have been given and any applicable grace periods have expired); or

          (b) A breach of any kind whatsoever occurs under the terms of this Stock Pledge Agreement or any covenant, warranty, representation or agreement made by the Stockholder herein, or in connection herewith, shall be broken or proven to be untrue at any time (provided, that any required notices have been given and any applicable grace periods have expired).

     8. REMEDIES UPON EVENT OF DEFAULT. Upon the occurrence of any Event of Default, as referred to in Section 7 hereof, and for so long as such Event of Default continues, the Lender shall have the following rights and remedies, in addition to all other rights and remedies provided at law or in equity, all of which shall be cumulative and may be exercised from time to time, either successively or concurrently, either by itself or through a court or courts of appropriate jurisdiction:

          (a) The Lender may exercise its rights as proxy and attorney-in-fact pursuant to Section 3 hereof to exercise all voting rights and privileges granted to shareholders of ThermoView Industries, Inc.

          (b) The Lender may exercise all rights of a secured party under the Uniform Commercial Code and all other applicable laws.

          (c) The Lender may take such steps as may be necessary to cause all or any portion of the Stock as it, in its sole discretion, deems necessary or desirable to be transferred into the Lender's name or into the name of the Lender's nominee on the books of ThermoView Industries, Inc., and following such transfer, the Lender may exercise all rights granted to holders of shares of Series D Preferred Stock of ThermoView Industries, Inc., under its Certificate of Incorporation and By-laws, and applicable law, including without limitation, the right to arrange a bona fide sale of the Stock or any portion thereof within a reasonable time at a public sale or sales or at a private sale or sales or to vote the Stock in favor of the declaration of a dividend in kind.

          In the event that a sale or sales of the Stock is determined necessary in the Lender's sole discretion, the Lender will give notice to the Stockholder and grant the Stockholder a reasonable time (as determined by the Lender, giving consideration to the Stockholder's and ThermoView Industries, Inc.'s then existing financial condition) either to purchase the Stock or to arrange for a purchase of the Stock by another person who has such knowledge and experience concerning the financial affairs of the Stockholder and ThermoView Industries, Inc., that registration of the Stock under any federal or state securities laws is not deemed necessary or advisable in the opinion of the Lender's counsel before such sale, for an amount not less than all the Secured Obligations then due and payable. In the event such a sale satisfactory to the Lender cannot be arranged, then the Lender may take such steps as may be necessary to effect either a public sale of the Stock or a sale of the Stock not involving a public offering within the meaning of the regulations of the Securities and Exchange Commission, at the cost and expense of the Stockholder. In either event, the Lender may sell the Stock, or any portion thereof, from time to time, upon not less than ten (10) days prior written notice to the Stockholder of the time and place of sale (which notice the Stockholder hereby agrees is commercially reasonable), for cash or for future delivery, the Stockholder hereby waiving all rights, if any, of marshaling the Stock and other security for the payment of the Obligations. At such sale or sales, the Lender may bid for and acquire the Stock or any portion thereof free from any further redemption rights of the Stockholder, and in lieu of paying cash therefor, may make settlement for the selling price of the Stock or part thereof by crediting upon the payment of the Secured Obligations the net selling price of the Stock, after deducting all of the Lender's reasonable costs and expenses of every kind and nature therefrom, including the Lender's reasonable attorneys' fee incurred in connection with realizing upon the Stock, provided the same is not prohibited by applicable law.

          In the case of any sale by the Lender of the Stock, or any portion thereof, on credit or for future delivery, which may be elected at the option and in the complete discretion of the Lender, the Stock so sold may, at the Lender's option, either be delivered to the purchaser or retained by the Lender until the selling price is paid by the purchaser, but in either event the Lender shall incur no liability in case of failure of the purchaser to take up and pay for the Stock so sold. In case of any such failure, such Stock may be sold again by the Lender in the manner provided in this paragraph.

          After deducting all its reasonable costs and expenses of every kind, including without limitation, legal and accounting fees incident to a registration of the stock under the Securities Act of 1933 or any rule or rules adopted pursuant thereto or under the securities (Blue Sky) laws of any state or incident to a public or private offering in connection with the sale of the Stock, the Lender shall apply the residue of the proceeds of the sale or sales of the Stock to the Secured Obligations in the order or priority selected by the Lender. The Lender shall not incur any liability as a result of the sale of the Stock at any private sale or sales, and the

Stockholder hereby waives any claim arising by reason of the fact that the price or prices for which the Stock, or any portion thereof, is sold at such private sale or sales is less than the price which would have been obtained at a public sale or sales or is less than the amount due on the Note, even if the Lender accepts the first offer received and does not offer the Stock, or any portion thereof, to more than one offeree. The Stockholder shall remain liable for any deficiency remaining due with respect to the Secured Obligations. The Lender will account to the Stockholder for any surplus resulting from such sale or sales within sixty (60) days following the Lender's receipt of final payment in cash.

     9. NOTICES. All notices, elections, requests, demands and other communications hereunder shall be in writing and shall be given at the time delivered or deposited in the United States mails, certified or registered mail, postage prepaid, return receipt requested, or sent by telex or telecopy, addressed to the parties as follows (or to such other person or place of which any party hereto shall have given written notice to the other):

     If to the Lender:        Founders Group, LLC
                              1101-C Herr Lane
                              Louisville, Kentucky  40202
                              Attn: Mr. Stephen Hoffmann

     If to the Stockholder:   Rodney H. Thomas
                              13397 Lakefront Drive
                              Earth City, Missouri  63045

     The address of any party for any purpose may be changed at any time and from time to time in the manner provided for in this
Section 9 and shall be the most recent such address furnished in writing to the other party. A notice shall be deemed to have been given when dispatched, if by telex or telecopy, addressed as aforesaid (or to such other designated address), or if by mail on the third Business Day after it is enclosed in an envelope, addressed to the party to be notified at the address stated above (or to such other designated address), properly stamped, sealed and deposited in the United States mail.

     10.  GOVERNING LAW.  THE LAWS OF THE COMMONWEALTH OF
KENTUCKY SHALL GOVERN THE CONSTRUCTION OF THIS STOCK PLEDGE
AGREEMENT AND THE RIGHTS AND REMEDIES AND DUTIES OF THE PARTIES
HEREUNDER.


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     11.  SUCCESSORS AND ASSIGNS.  This Stock Pledge Agreement
shall bind the Stockholder, its successors and assigns, and shall inure to the benefit of the Lender, its successors and assigns.

     12. TIME OF ESSENCE. Time shall be of the essence in the performance of the Stockholder's obligations hereunder.

     13. WAIVER OF TRIAL BY JURY. Each of the parties hereto waives all right to trial by jury in any action or proceeding to enforce or defend his or its rights under this Agreement and/or the Note.

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     IN WITNESS WHEREOF, the parties hereto have caused their
duly authorized representatives to duly execute and deliver this Stock Pledge Agreement on the dates set forth opposite their respective signatures, but effective as of the date first above written.

                              The "Stockholder"
                              Rodney H. Thomas

                              By:
                                 --------------------------------
                              Title:
                                    -----------------------------

                              The "Lender"
                              Founders Group, LLC

                              By:
                                 --------------------------------
                              Title:
                                    ----------------------------